Exhibit 99.6

April 15, 2025

GREEN SOLAR ENERGY LIMITED (the “Company”)

27/14 Loyalty Road North Rocks,

NSW 2151, Australia

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Yu Zhang
	Name:	Yu Zhang